Exhibit 99.1

Certification of Principal Executive Officer of

Heritage Financial Corporation

to Chief Compliance Officer

of the Troubled Asset Relief Program

I, Brian L. Vance, the President and Chief Executive Officer of Heritage Financial Corporation, certify, based on my knowledge, that Heritage Financial Corporation’s TARP period began on November 21, 2008, and on December 14, 2009, the Compensation Committee reviewed with Heritage Financial Corporation’s senior risk officer all incentive compensation plans and arrangements for senior executive officers and made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company and certify, based on my knowledge, that:

(i) The compensation committee of Heritage Financial Corporation has discussed, reviewed, and evaluated with the senior risk officer at least every six months during the period beginning on September 14, 2009 and ending with the last day of Heritage Financial Corporation’s fiscal year containing that date (the applicable period), the senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Heritage Financial Corporation;

(ii) The compensation committee of Heritage Financial Corporation has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Heritage Financial Corporation and during the same applicable period has identified any features of the employee compensation plans that pose risks to Heritage Financial Corporation and has limited those features to ensure that Heritage Financial Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee of Heritage Financial Corporation has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Heritage Financial Corporation to enhance the compensation of an employee, and has limited any such features;

(iv) The compensation committee of Heritage Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Heritage Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period, to the extent required by the regulations and guidance established under Section 111 of EESA, the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Heritage Financial Corporation;

(B) Employee compensation plans that unnecessarily expose Heritage Financial Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Heritage Financial Corporation to enhance the compensation of an employee;

(vi) Heritage Financial Corporation has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and the twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period, to the extent required by the regulations and guidance established under section 111 of EESA, if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Heritage Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on June 15, 2009, and ending with the last day of Heritage Financial Corporation’s fiscal year containing that date;

(viii) Heritage Financial Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on June 15, 2009 and ending with the last day of Heritage Financial Corporation’s fiscal year containing that date;

(ix) The board of directors of Heritage Financial Corporation has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by September 14, 2009, this policy has been provided to Treasury and Heritage Financial Corporation’s primary regulatory agency; Heritage Financial Corporation and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) Heritage Financial Corporation will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on June 15, 2009, and ending with the last day of Heritage Financial Corporation’s fiscal year containing that date;

(xi) Heritage Financial Corporation will disclose the amount, nature, and justification for the offering during the period beginning on June 15, 2009, and ending with the last day of Heritage Financial Corporation’s fiscal year containing that date, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Heritage Financial Corporation will disclose whether Heritage Financial Corporation, the board of directors of Heritage Financial Corporation, or the compensation committee of Heritage Financial Corporation has engaged a compensation consultant during any part of the most recently completed fiscal year that was a TARP period; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Heritage Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on June 15, 2009, and ending with the last day of the Company’s fiscal year containing that date;

(xiv) Heritage Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Heritage Financial Corporation and Treasury, including any amendments;

(xv) Heritage Financial Corporation has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year (2010) and the most recently completed fiscal year (2009), with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example 18 USC 1001.)

Executed this 2nd day of March, 2010.

/s/ BRIAN L. VANCE
Principal Executive Officer of Heritage Financial Corporation